Exhibit 99.1

Contacts	Media Brian Bretsch 314.554.4135 bbretsch@ameren.com	Analysts Doug Fischer 314.554.4859 dfischer@ameren.com	Investors Investor Services 800.255.2237 invest@ameren.com

For Immediate Release

Ameren Announces First Quarter 2012 Results

2012 Core (Non-GAAP) Earnings Guidance Range Affirmed

•	First Quarter 2012 Core (Non-GAAP) EPS Were $0.22

•	Reflecting Noncash Asset Impairment Charge, First Quarter 2012 GAAP Loss Was $1.66 per Share

•	2012 Core (Non-GAAP) EPS Guidance Range of $2.20 to $2.50 Affirmed; GAAP Range Now $0.65 to $0.95

ST. LOUIS, May 4, 2012 — Ameren Corporation (NYSE: AEE) today announced a first quarter 2012 net loss in accordance with generally accepted accounting principles (GAAP) of $403 million, or $1.66 per share, compared to first quarter 2011 GAAP net income of $71 million, or 29 cents per share. The first quarter 2012 GAAP net loss included a noncash pretax asset impairment charge of $628 million. Excluding this charge and certain other items, Ameren recorded first quarter 2012 core (non-GAAP) net income of $53 million, or 22 cents per share, compared to first quarter 2011 core (non-GAAP) net income of $60 million, or 25 cents per share.

The decrease in first quarter 2012 core (non-GAAP) earnings, compared to first quarter 2011 core (non-GAAP) earnings, primarily reflected lower regulated utility electric and natural gas sales and decreased margins at the merchant generation segment. The decline in utility sales was due to first quarter winter temperatures that were among the warmest on record, compared to somewhat colder than normal temperatures in the first quarter of 2011. The decreased merchant generation margins reflected reduced generation due to lower market prices for electricity. The effects of the above factors were partially offset by increased electric utility rates in Missouri, increased natural gas delivery rates in Illinois and lower non-fuel operations and maintenance expenses, including reduced storm-related costs.

“While first quarter results were negatively affected by unusually warm winter weather, we continue to expect that core earnings will be in the range of $2.20 to $2.50 per share for the year,” said Thomas R. Voss, chairman, president and CEO of Ameren Corporation.

“Our first quarter 2012 GAAP results included a noncash write down of our Duck Creek merchant generating energy center as a result of the sharp first quarter 2012 decline in market prices for electricity,” added Voss.

The following items were excluded from first quarter 2012 and 2011 core (non-GAAP) earnings, as applicable:

•	A noncash asset impairment charge related to AmerenEnergy Resources Generating Company’s Duck Creek Energy Center, which decreased net income by $377 million in the first quarter of 2012.

•

A noncash quarterly reduction in the income tax benefit, recognized in conjunction with the asset impairment discussed above, as a result of seasonally low first quarter earnings coupled with the requirement to recognize income tax expense using the annual estimated effective rate. This reduction in the recognized tax benefit decreased net income by $85 million in the first quarter of 2012 and is projected to fully reverse over the balance of this year.

•	The net effect of unrealized mark-to-market activity, which increased net income by $6 million and $11 million in the first quarters of 2012 and 2011, respectively.

A reconciliation of GAAP to core (non-GAAP) earnings per share is as follows:

	First Quarter
	2012	2011
GAAP (loss)/earnings per share	$(1.66)	$0.29
Asset impairment charge	1.55	-
Reduction of tax benefit related to asset impairment and annual estimated effective income tax rate	0.36	-
Gain on net unrealized mark-to-market activity	(0.03)	(0.04)
Core (Non-GAAP) earnings per share	$0.22	$0.25

2012 Earnings Guidance

Ameren continues to expect 2012 core (non-GAAP) earnings to be in the range of $2.20 to $2.50 per share. GAAP 2012 earnings are now expected to be in the range of $0.65 to $0.95 per share, compared to the prior range of $2.20 to $2.50 per share, as a result of the previously discussed first quarter 2012 asset impairment charge. Any net unrealized mark-to-market gains or losses will impact GAAP earnings but are excluded from GAAP earnings guidance because the company is unable to reasonably estimate the impact of any such gains or losses. Core (non-GAAP) earnings and guidance also exclude any net unrealized mark-to-market gains or losses.

Ameren expects its businesses to provide the following contributions to 2012 core (non-GAAP) earnings per share:

Regulated Utilities	$2.15 - $2.35
Merchant Generation	0.05 - 0.15
2012 Core (Non-GAAP) Earnings Guidance Range	$2.20 - $2.50

Ameren’s earnings guidance for 2012 assumes normal temperatures for the remaining three quarters of the year. In addition, Ameren’s future results are subject to the effects of, among other things, regulatory decisions and legislative actions; energy center operations; energy, economic, and capital and credit market conditions; severe storms; unusual or otherwise unexpected gains or losses; and other risks and uncertainties outlined, or referred to, in the Forward-looking Statements section of this press release.

Ameren Missouri Segment Results

Ameren Missouri segment first quarter 2012 GAAP earnings were $21 million, unchanged from first quarter 2011 GAAP earnings. First quarter 2012 core (non-GAAP) earnings were $20 million, compared to first quarter 2011 core (non-GAAP) earnings of $21 million. The decrease in core (non-GAAP) earnings reflected an 8 percent decline in electric sales to native load customers. These lower sales were due to near record warm winter temperatures, compared to somewhat colder than normal temperatures in the first quarter of 2011. The negative effect of warmer temperatures in the first quarter of 2012 was partially offset by increased electric rates, effective in late July 2011, and lower non-fuel operations and maintenance expenses, including reduced storm-related costs. The GAAP earnings comparison was impacted by the factors mentioned above and a gain from net unrealized mark-to-market activity in the first quarter of 2012.

Ameren Illinois Segment Results

Ameren Illinois segment first quarter 2012 GAAP earnings were $27 million, compared to first quarter 2011 GAAP earnings of $33 million. First quarter 2012 core (non-GAAP) earnings were $26 million, compared to first quarter 2011 core (non-GAAP) earnings of $33 million. The decrease in core (non-GAAP) earnings reflected a 2 percent decrease in electric sales and a 20 percent decrease in natural gas sales due to near record warm winter temperatures, compared to somewhat colder than normal temperatures in the first quarter of 2011. The earnings decrease also reflected a one-time pretax $7.5 million contribution to the Illinois Science & Energy Innovation Trust related to participation in the state’s electric delivery formula ratemaking framework. This contribution is not recoverable in rates. The negative effects of these factors were partially offset by the recognition of revenue related to Illinois electric delivery formula ratemaking as well as increased natural gas delivery rates, effective in January 2012. The GAAP earnings comparison was impacted by a gain from net unrealized mark-to-market activity in the first quarter of 2012.

Merchant Generation Segment Results

Merchant generation segment first quarter 2012 GAAP losses were $363 million, compared to first quarter 2011 GAAP earnings of $20 million. Core (non-GAAP) earnings for the first quarter of 2012 were $14 million, compared to first quarter 2011 core (non-GAAP) earnings of $11 million. The increase in core (non-GAAP) earnings reflected a lower effective core income tax rate as a result of lower projected full-year 2012 core earnings, compared to 2011 core earnings. The positive effect of this factor was partially offset by decreased merchant generation margins. These lower margins reflected reduced generation due to lower market prices for electricity. The GAAP earnings comparison was affected by the factors mentioned above and the previously discussed first quarter 2012 asset impairment related to the Duck Creek Energy Center. In addition, net unrealized mark-to-market activity resulted in a lesser gain in the first quarter of 2012, compared to the first quarter of 2011.

Analyst Conference Call

Ameren will conduct a conference call for financial analysts at 9 a.m. Central Time on Friday, May 4, to discuss first quarter 2012 earnings and other matters. Investors, the news media and the public may listen to a live Internet broadcast of the call at Ameren.com by clicking on “Q1 2012 Ameren Corporation Earnings Conference Call,” followed by the appropriate audio link. An accompanying slide presentation will be available on Ameren’s website. This presentation will be posted in the “Investors” section of the website under “Webcasts & Presentations.” The analyst call will also be available for replay on the Internet for one year. In addition, a telephone playback of the conference call will be available beginning at approximately noon Central Time from May 4 through May 11, by dialing U.S. 877.660.6853 or international 201.612.7415, and entering account number 352 and ID number 392703.

With assets of $23 billion, St. Louis-based Ameren Corporation owns a diverse mix of electric energy centers strategically located in our Midwest market, with a generating capacity of 15,900 megawatts. Through our Missouri and Illinois subsidiaries, we serve 2.4 million electric customers and more than 900,000 natural gas customers in a 64,000-square-mile area. Our mission is to meet our customers’ energy needs in a safe, reliable, efficient and environmentally-responsible manner. For more information, visit Ameren.com.

Regulation G Statement

Ameren has presented certain information in this release on a diluted cents per share basis. These diluted per share amounts reflect certain factors that directly impact Ameren’s total earnings per share. The core (non-GAAP) earnings per share and core (non-GAAP) earnings per share guidance exclude one or more of the following: asset impairment charges, reduction of income tax benefit and net unrealized mark-to-market gains or losses. Ameren uses core (non-GAAP) earnings internally for financial planning and for analysis of performance. Ameren also uses core (non-GAAP) earnings as primary performance measurements when communicating with analysts and investors regarding our earnings results and outlook, as the company believes that core (non-GAAP) earnings allow the company to more accurately compare its ongoing performance across periods.

In providing consolidated and segment core (non-GAAP) earnings guidance, there could be differences between core (non-GAAP) earnings and earnings prepared in accordance with GAAP as a result of our treatment of certain items, such as those listed above. Ameren is unable to estimate the impact, if any, on future GAAP earnings of such items.

Forward-looking Statements

Statements in this release not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed under Risk Factors in Ameren’s Form 10-K for the year ended December 31, 2011, and elsewhere in this release and in our other filings with the Securities and Exchange Commission, could cause actual results to differ materially from management expectations suggested in such forward-looking statements:

•

regulatory, judicial, or legislative actions, including changes in regulatory policies and ratemaking determinations, such as the outcome of Ameren Missouri’s and Ameren Illinois’ electric rate cases filed in 2012; the court appeals related to Ameren Missouri’s 2010 and 2011 electric rate orders; Ameren Missouri’s fuel and purchased power cost recovery mechanism prudence review; and future regulatory, judicial, or legislative actions that seek to change regulatory recovery mechanisms, such as the recent passage of legislation providing for formula ratemaking in Illinois;

•

the effect of Ameren Illinois participating in a new performance-based formula ratemaking process under the Illinois Energy Infrastructure Modernization Act (IEIMA), the related financial commitments required by the IEIMA and the resulting uncertain impact on the financial condition, results of operations and liquidity of Ameren Illinois;

•	the effects of, or changes to, the Illinois power procurement process;

•	changes in laws and other governmental actions, including monetary, fiscal, and tax policies;

•

changes in laws or regulations that adversely affect the ability of electric distribution companies and other purchasers of wholesale electricity to pay their suppliers, including Ameren Missouri and Ameren Energy Marketing Company;

•

the effects of increased competition in the future due to, among other things, deregulation of certain aspects of our business at both the state and federal levels, and the implementation of deregulation;

•

the effects on demand for our services resulting from technological advances, including advances in energy efficiency and distributed generation sources, which generate electricity at the site of consumption;

•	increasing capital expenditure and operating expense requirements and our ability to recover these costs;

•

the cost and availability of fuel such as coal, natural gas and enriched uranium used to produce electricity; the cost and availability of purchased power and natural gas for distribution; and the level and volatility of future market prices for such commodities, including the ability to recover the costs for such commodities;

•	the effectiveness of our risk management strategies and the use of financial and derivative instruments;

•	the level and volatility of future prices for power in the Midwest;

•	the development of a capacity market within the Midwest Independent Transmission System Operator, Inc.;

•	business and economic conditions, including their impact on interest rates, bad debt expense, and demand for our products;

•

disruptions of the capital markets, deterioration in our credit metrics, or other events that make our access to necessary capital, including short-term credit and liquidity, impossible, more difficult, or more costly;

•	our assessment of our liquidity;

•	the impact of the adoption of new accounting guidance and the application of appropriate technical accounting rules and guidance;

•	actions of credit rating agencies and the effects of such actions;

•	the impact of weather conditions and other natural phenomena on us and our customers;

•	the impact of system outages;

•	generation, transmission and distribution asset construction, installation, performance, and cost recovery;

•	the effects of our increasing investment in electric transmission projects and uncertainty as to whether we will achieve our expected returns in a timely fashion, if at all;

•	the extent to which Ameren Missouri prevails in its claims against insurers in connection with its Taum Sauk pumped-storage hydroelectric energy center incident;

•	the extent to which Ameren Missouri is permitted by its regulators to recover in rates the investments it made in connection with a proposed second unit at its Callaway Energy Center;

•	impairments of long-lived assets, intangible assets, or goodwill;

•

operation of Ameren Missouri’s Callaway Energy Center, including planned and unplanned outages, decommissioning costs and potential increased costs as a result of nuclear-related developments in Japan in 2011;

•	the effects of strategic initiatives, including mergers, acquisitions and divestitures and any related tax implications;

•

the impact of current environmental regulations on utilities and power generating companies and new, more stringent or changing requirements, including those related to greenhouse gases, other emissions, cooling water intake structures, coal combustion residuals, and energy efficiency, that are enacted over time and that could limit or terminate the operation of certain of our generating units, increase our costs, result in an impairment of our assets, reduce our customers’ demand for electricity or natural gas, or otherwise have a negative financial effect;

•	the impact of complying with renewable energy portfolio requirements in Missouri;

•	labor disputes, workforce reductions, future wage and employee benefits costs, including changes in discount rates and returns on benefit plan assets;

•	the inability of our counterparties and affiliates to meet their obligations with respect to contracts, credit facilities and financial instruments;

•	the cost and availability of transmission capacity for the energy generated by our energy centers or required to satisfy energy sales made by us;

•	legal and administrative proceedings; and

•	acts of sabotage, war, terrorism, cybersecurity attacks or intentionally disruptive acts.

Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to update or revise publicly any forward-looking statements to reflect new information or future events.

# # #

AMEREN CORPORATION (AEE)

CONSOLIDATED OPERATING STATISTICS

	Three Months Ended
	March 31,
	2012	2011

Electric Sales - kilowatthours (in millions):
Ameren Missouri
Residential	3,273	3,849
Commercial	3,352	3,525
Industrial	2,080	2,067
Other	33	36

Native load subtotal	8,738	9,477
Off-system and wholesale	2,124	2,946

Subtotal	10,862	12,423

Ameren Illinois
Residential
Power supply and delivery service	2,648	3,143
Delivery service only	142	-
Commercial
Power supply and delivery service	781	959
Delivery service only	1,939	1,873
Industrial
Power supply and delivery service	407	359
Delivery service only	2,916	2,728
Other	138	138

Native load subtotal	8,971	9,200

Merchant Generation
Energy sales	6,402	7,435

Eliminate Ameren Illinois/Merchant Generation common customers	(1,971)	(1,243)

Ameren Total	24,264	27,815

Electric Revenues (in millions):
Ameren Missouri
Residential	$255	$279
Commercial	206	216
Industrial	86	88
Other	28	18

Native load subtotal	575	601
Off-system and wholesale	61	101

Subtotal	$636	$702

Ameren Illinois
Residential
Power supply and delivery service	$270	$295
Delivery service only	5	-
Commercial
Power supply and delivery service	69	80
Delivery service only	35	31
Industrial
Power supply and delivery service	15	16
Delivery service only	10	10
Other	27	10

Native load subtotal	$431	$442

Merchant Generation
Non-affiliate energy sales	$243	$328
Affiliate native energy sales	87	46
Other	6	4

Subtotal	$336	$378

Eliminate affiliate revenues and other	(93)	(52)

Ameren Total	$1,310	$1,470

AMEREN CORPORATION (AEE)

CONSOLIDATED OPERATING STATISTICS

	Three Months Ended
	March 31,
	2012	2011

Electric Generation - megawatthours (in millions):
Ameren Missouri	11.2	12.7
Merchant Generation
Ameren Energy Generating Company (Genco)	4.3	5.2
AmerenEnergy Resources Generating Company (AERG)	1.8	1.8
AmerenEnergy Medina Valley Cogen, L.L.C.	-	0.1

Subtotal	6.1	7.1

Ameren Total	17.3	19.8

Fuel Cost per kilowatthour (cents):
Ameren Missouri	1.627	1.501
Merchant Generation	2.439	2.379

Gas Sales - decatherms (in thousands):
Ameren Missouri	4,065	5,863
Ameren Illinois	34,091	42,442

Ameren Total	38,156	48,305

Net Income (Loss) by Segment (in millions):
Ameren Missouri	$21	$21
Ameren Illinois	27	33
Merchant Generation	(363)	20
Other	(88)	(3)

Ameren Total	$(403)	$71

	March 31,	December 31,
	2012	2011
Common Stock:
Shares outstanding (in millions)	242.6	242.6
Book value per share	$30.63	$32.64

Capitalization Ratios:
Common equity	51.8%	53.4%
Preferred stock	1.0%	1.0%
Debt, net of cash	47.2%	45.6%

AMEREN CORPORATION (AEE)

CONSOLIDATED STATEMENT OF INCOME (LOSS)

(Unaudited, in millions, except per share amounts)

	Three Months Ended
	March 31,
	2012	2011

Operating Revenues:
Electric	$1,310	$1,470
Gas	348	434

Total operating revenues	1,658	1,904

Operating Expenses:
Fuel	327	379
Purchased power	163	227
Gas purchased for resale	215	288
Other operations and maintenance	427	463
Asset impairment	628	-
Depreciation and amortization	199	195
Taxes other than income taxes	121	125

Total operating expenses	2,080	1,677

Operating Income (Loss)	(422)	227

Other Income and Expenses:
Miscellaneous income	17	16
Miscellaneous expense	15	5

Total other income	2	11

Interest Charges	113	119

Income (Loss) Before Income Taxes (Benefit)	(533)	119

Income Taxes (Benefit)	(130)	45

Net Income (Loss)	(403)	74

Less: Net Income Attributable to Noncontrolling Interests	-	3

Net Income (Loss) Attributable to Ameren Corporation	$(403)	$71

Earnings (Loss) per Common Share - Basic and Diluted	$(1.66)	$0.29

Average Common Shares Outstanding	242.6	240.6

AMEREN CORPORATION (AEE)

CONSOLIDATED BALANCE SHEET

(Unaudited, in millions)

	March 31,	December 31,
	2012	2011

ASSETS
Current Assets:
Cash and cash equivalents	$208	$255
Accounts receivable - trade, net	446	473
Unbilled revenue	232	324
Miscellaneous accounts and notes receivable	65	69
Materials and supplies	625	712
Mark-to-market derivative assets	167	115
Current regulatory assets	247	215
Other current assets	134	132

Total current assets	2,124	2,295

Property and Plant, Net	17,535	18,127
Investments and Other Assets:
Nuclear decommissioning trust fund	390	357
Goodwill	411	411
Intangible assets	9	7
Regulatory assets	1,657	1,603
Other assets	773	845

Total investments and other assets	3,240	3,223

TOTAL ASSETS	$22,899	$23,645

LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$179	$179
Short-term debt	126	148
Accounts and wages payable	366	693
Taxes accrued	101	65
Interest accrued	149	101
Customer deposits	98	98
Mark-to-market derivative liabilities	220	161
Current regulatory liabilities	138	133
Other current liabilities	237	207

Total current liabilities	1,614	1,785

Long-term Debt, Net	6,677	6,677
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	3,111	3,315
Accumulated deferred investment tax credits	77	79
Regulatory liabilities	1,483	1,502
Asset retirement obligations	434	428
Pension and other postretirement benefits	1,357	1,344
Other deferred credits and liabilities	567	447

Total deferred credits and other liabilities	7,029	7,115

Ameren Corporation Stockholders’ Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	5,596	5,598
Retained earnings	1,869	2,369
Accumulated other comprehensive loss	(35)	(50)

Total Ameren Corporation stockholders’ equity	7,432	7,919
Noncontrolling Interests	147	149

Total equity	7,579	8,068

TOTAL LIABILITIES AND EQUITY	$22,899	$23,645

AMEREN CORPORATION (AEE)

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, in millions)

	Three Months Ended
	March 31,
	2012	2011

Cash Flows From Operating Activities:
Net income (loss)	$(403)	$74
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss on asset impairment	628	-
Net mark-to-market gain on derivatives	(3)	(16)
Depreciation and amortization	188	187
Amortization of nuclear fuel	21	17
Amortization of debt issuance costs and premium/discounts	5	5
Deferred income taxes and investment tax credits, net	(142)	(16)
Allowance for equity funds used during construction	(9)	(6)
Other	(5)	-
Changes in assets and liabilities:
Receivables	109	94
Materials and supplies	80	135
Accounts and wages payable	(220)	(213)
Taxes accrued	35	71
Assets, other	14	50
Liabilities, other	64	80
Pension and other postretirement benefits	41	28
Counterparty collateral, net	(11)	70

Net cash provided by operating activities	392	560

Cash Flows From Investing Activities:
Capital expenditures	(282)	(231)
Nuclear fuel expenditures	(38)	(22)
Purchases of securities - nuclear decommissioning trust fund	(109)	(91)
Sales of securities - nuclear decommissioning trust fund	88	87
Proceeds from sale of property	16	-
Other	(1)	1

Net cash used in investing activities	(326)	(256)

Cash Flows From Financing Activities:
Dividends on common stock	(90)	(93)
Dividends paid to noncontrolling interest holders	(2)	(2)
Short-term debt and credit facility borrowings, net	(22)	(125)
Generator advances received for construction	1	-
Repayments of generator advances received for construction	-	(73)
Issuances of common stock	-	17

Net cash used in financing activities	(113)	(276)

Net change in cash and cash equivalents	(47)	28
Cash and cash equivalents at beginning of year	255	545

Cash and cash equivalents at end of period	$208	$573

Noncash financing activity - dividends on common stock	$7	$-